                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-23605 of I1 Fornaio (America) Corporation of our report dated March 3, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


San Francisco, California

July 1, 1997